FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of the __ day of January, 2012, by and among:
(i)    UNITED FIRE & CASUALTY COMPANY, an Iowa corporation, and its successors and permitted assigns (the “Borrower”);
(ii)    THE FINANCIAL INSTITUTIONS as signatory lender parties hereto and their successors and assigns (collectively, the “Lenders”, with each individually a “Lender”); and
(iii)    KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacities as “Administrative Agent”, “Letter of Credit Issuer” and “Swingline Lender” under the Credit Agreement (defined below), and its respective successors and assigns.

Recitals:
A.    The Borrower, the Lenders, the Letter of Credit Issuer, the Swingline Lender and the Administrative Agent and certain other parties are the parties to that certain Credit Agreement dated as of December 22, 2011 (the “Credit Agreement”), pursuant to which, inter alia, the Lenders agreed, subject to the terms and conditions thereof, to advance Loans (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) to the Borrower; and the Letter of Credit Issuer agreed, subject to the terms and conditions thereof, to issue Letters of Credit.
B.    The Borrower has requested certain modifications to the Credit Agreement; and, subject to the terms and conditions of this First Amendment, the Lender Parties have agreed to grant such request.
Agreements:
NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrower, the Lenders, and the Administrative Agent, intending to be legally bound, hereby agree as follows:
1.    Amendments to Credit Agreement. Subject to the terms and conditions of this First Amendment, including, without limitation, Paragraph 2, below:
(a)    The definitions of “Best Rating”, “Borrower”, “Material Debt” and “Permitted Reorganization Conditions” in Section 1.01 (Defined Terms) of the Credit Agreement are hereby amended and restated in their entirety to provide, respectively, as follows:
“Best Rating” means (i) until the consummation of the Holding Assumption Transaction, if ever, the Best Combined Group Rating and (ii) from and after the consummation of the Holding Assumption Transaction, if ever, the Best Holding Rating.
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“Borrower” means, until consummation of the Holding Assumption Transaction, if ever, United Fire and, from and after the consummation of the Holding Assumption Transaction, if ever, Holding.
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“Material Debt” means any Debt (other than obligations in respect of the Loans and the Letters of Credit) or obligation in respect of any Hedging Agreement as to which any one or more of the Borrower, its Subsidiaries or any Facility Guarantor is obligated and having an aggregate unpaid principal amount exceeding $15,000,000. For purposes of determining Material Debt, the “principal amount” of the obligations of the Borrower, any Subsidiary or any Facility Guarantor in respect of any Hedging Agreement at any time will be the amount (after giving effect to any netting agreements) that the Borrower or such Subsidiary or Facility Guarantor would be required to pay if such Hedging Agreement were terminated at such time.
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“Permitted Reorganization Conditions” means the following with respect to the Reorganization Transaction:

(a)    no Default shall have occurred and be continuing both immediately prior to the Reorganization Transaction and after giving effect thereto;

(b)    United Fire shall have delivered to the Administrative Agent written notice of the Reorganization Transaction not less than fifteen (15) days prior to the proposed effective date thereof (or such shorter period to which the Administrative Agent may in its discretion agree), which notice shall be accompanied by an explicit description of the Reorganization Transaction, copies of the definitive documentation that will effect the

Reorganization Transaction, and the respective pro forma balance sheets of Holding and United Fire immediately prior to the Reorganization Transaction and immediately after giving effect thereto (it being stipulated by the parties hereto that United Fire's notice to the Administrative Agent dated January 12, 2012 has satisfied this condition);

(c)    Holding shall be duly formed, validly existing and in good standing under the laws of the State of Iowa and shall be qualified to transact business in each other jurisdiction where required by applicable law and where the failure so to be qualified would reasonably be expected to have a Material Adverse Effect;

(d)    the Administrative Agent shall have received such documents and certificates as it may reasonably request relating to the organization, existence and good standing of Holding and the authorization and validity of the Reorganization Transaction;

(e)    after giving effect to the Reorganization Transaction, Holding shall own 100% of the issued and outstanding Equity Interests of United Fire, free and clear of any adverse claim;

(f)    the Reorganization Transaction shall have occurred in compliance in all material respects with all applicable laws, including without limitation applicable securities laws and insurance regulations;

(g)    the Administrative Agent shall have received evidence that all necessary consents and approvals for the Reorganization Transaction and Holding's Guarantee required under clause (j) below have been obtained;

(h)    the identity and percentage of ownership of each of the shareholders of Holding immediately after giving effect to the Reorganization Transaction shall in all material respects be identical to the identity and percentage of ownership of each of the shareholders of United Fire immediately prior to giving effect to the Reorganization Transaction;

(i)    the Best Combined Group Rating immediately following the Reorganization Transaction shall not be lower than the Best Combined Group Rating immediately prior to the Reorganization Transaction;

(j)    the Administrative Agent shall have received an executed Guarantee by Holding guaranteeing United Fire's obligations under the Loan Documents; and

(k)    the Administrative Agent shall have received a favorable written opinion addressed to the Administrative Agent and the Lenders and dated the effective date of the Reorganization Transaction in respect of such of the foregoing as the Administrative Agent shall reasonably request.

(b)    The last sentence of the definition of each of “Insurance Subsidiary”, “Material Insurance Subsidiary” and “Material Subsidiary” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting therefrom the words “Permitted Reorganization” and inserting in their stead the words “Holding Assumption Transaction.”
(c)    Clause (f) of the definition of “Permitted Investments” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows
(f) as to any Insurance Company, any other investment permitted by its Applicable Insurance Regulatory Authority, other than, at any time after the Reorganization Transaction and prior to the consummation of the Holding Assumption Transaction, an Investment by United Fire or any of its Insurance Subsidiaries in Holding.
(d)    The following new defined terms are added to Section 1.01 (Defined Terms) of the Credit Agreement in the appropriate alphabetical order:
“Facility Guarantor” means any Person who has executed and delivered a Guarantee for the benefit of any or all of the Lender Parties of the Debt and other obligations the Borrower under the Loan Documents, including, without limitation, from and after the consummation of the Permitted Reorganization and until, if ever, the consummation of the Holding Assumption Transaction, Holding and, from and after the consummation of the Holding Assumption Transaction, United Fire, and the respective successors and permitted assigns of each.
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“Holding Assumption Conditions” means the following with respect to the Holding Assumption Transaction:

(a)    the Permitted Reorganization shall have been consummated;

(b)    no Default shall have occurred and be continuing both immediately prior to the Holding Assumption Transaction and after giving effect thereto;

(c)    United Fire shall have delivered to the Administrative Agent written notice of the Holding Assumption Transaction in a reasonable time period prior to the proposed effective date thereof, which notice shall be accompanied by the respective pro forma balance sheets of Holding and United Fire immediately prior to the Holding Assumption Transaction and immediately after giving effect thereto;

(d)    Holding shall be duly formed, validly existing and in good standing under the laws of the State of Iowa and shall be qualified to transact business in each other jurisdiction where required by applicable law and where the failure so to be qualified would reasonably be expected to have a Material Adverse Effect;

(e)    the Holding Assumption Transaction shall occur in compliance in all material respects with all applicable laws, including without limitation applicable insurance regulations;

(f)    the Holding Assumption Transaction shall occur pursuant to such joinder, restated notes and other documents as the Administrative Agent may reasonably require;

(g)    the Administrative Agent shall have received such documents and certificates as it may reasonably request relating to the organization, existence and good standing of Holding and the authorization and validity of the Holding Assumption Transaction;

(h)    the Administrative Agent shall have received evidence that all necessary consents and approvals for the Holding Assumption Transaction and United Fire's Guarantee required under clause (i) below have been obtained;

(i)    the Administrative Agent shall have received an executed Guarantee by United Fire guaranteeing Holding's obligations under the Loan Documents;

(j)    the Best Holding Rating immediately following the Holding Assumption Transaction shall not be lower than the Required Rating; and

(k)    the Administrative Agent shall have received favorable written opinion addressed to the Administrative Agent and the Lenders and dated the effective date of the Holding Assumption Transaction in respect of such of the foregoing as the Administrative Agent shall reasonably request.

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“Holding Assumption Transaction” means, subject to the satisfaction of each and every Holding Assumption Condition, (i) the assignment and transfer by United Fire, and the acceptance, assumption and agreement by Holding to pay and perform, all of the Debt, covenants, representations, warranties and other obligations of United Fire as the “Borrower” under and pursuant to the Credit Agreement and of United Fire under and pursuant to each of the other Loan Documents to which United Fire is a party or by which United Fire or any of its property is bound and (ii) United Fire's Guarantee of such Debt, covenants, representations, warranties and other obligations assumed by Holding.

(e)    The following provision is hereby added to the end of Article 2 (The Credits) of the Credit Agreement as a new Section 2.22 thereof:

Section 2.22.    Optional Assignment to and Assumption by Holding. At any time prior to the date that is one hundred eighty (180) days prior to the Revolving Availability Termination Date, but subject to the satisfaction by United Fire and Holding of each and every Holding Assumption Condition, United Fire and Holding may effect the Holding Assumption Transaction.
(f)    Section 5.05(b) of the Credit Agreement is hereby amended by deleting the date “March 31, 2012” and inserting “April 2, 2012” in its stead.
(g)    The following sentence is hereby added to the end of Section 6.05 (Asset Sales) of the Credit Agreement:
Notwithstanding anything to the contrary the foregoing, from and after the consummation of the Permitted Reorganization and until, if ever, the consummation of the Holding Assumption Transaction, United Fire shall not sell or otherwise transfer any asset, including, without limitation, the Equity Interests of any Subsidiary, to Holding, except as expressly permitted by the last sentence of Section 6.08.
(h)    The following sentence is hereby added to the end of Section 6.08 (Restricted Payments) of the Credit Agreement:
Without limiting the generality of the foregoing, from and after the consummation of the Permitted Reorganization and until, if ever, the consummation of the Holding Assumption Transaction, United Fire shall not make any Restricted Payment to Holding other than dividends in cash or cash equivalents from time to time (i) in amounts necessary for the satisfaction by Holding of its ordinary course expenses and (ii) in amounts sufficient to permit Holding to pay dividends to the holders of its capital stock in amounts consistent with United Fire's recent historical practice.
(i)    Paragraphs (f) through (k), inclusive, and paragraph (m) of Section 7.01 (Events of Default) of the Credit Agreement are hereby amended and restated in their entirety to provide, respectively, as follows:
(f)    the Borrower, any of its Subsidiaries, or any Facility Guarantor shall fail to make a payment or payments (whether of principal or interest and regardless of amount) in respect of any Material Debt when the same shall become due, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(g)    any event or condition occurs that (i) results in any Material Debt becoming due before its scheduled maturity or (ii) enables or permits the holder or holders of Material

Debt or any trustee or agent on its or their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity (in each case after the giving of notice, the lapse of time or both to the extent provided in the documents evidencing or governing such Material Debt) or (iii) results in the termination of or enables one or more banks or financial institutions to terminate commitments to provide in excess of $15,000,000 aggregate principal amount of credit to the Borrower, any of its Subsidiaries, or any Facility Guarantor (in each case after the giving of notice, the lapse of time or both to the extent provided in the documents evidencing or governing such credit);
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any of its Material Subsidiaries, or any Facility Guarantor or its debts, or of a substantial part of its assets, under any Debtor Relief Law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any of its Material Subsidiaries, or any Facility Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    the Borrower, any of its Material Subsidiaries, or any Facility Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, any of its Material Subsidiaries, or any Facility Guarantor or for a substantial part of' its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action for the purpose of effecting any of the foregoing;
(j)    the Borrower, any of its Material Subsidiaries, or any Facility Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money, not covered by insurance, in an aggregate amount exceeding $15,000,000 shall be rendered against the Borrower, any of its Material Subsidiaries, or any Facility Guarantor and shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of the Borrower, any of its Material Subsidiaries, or any Facility Guarantor to enforce any such judgment;
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(m)    any provision of any Loan Document (deemed material by the Required

Lenders in their good faith determination) after delivery thereof shall for any reason cease to be valid and binding on or enforceable against the Borrower or a Facility Guarantor, or the Borrower or a Facility Guarantor shall so state in writing; or
(j)    The first sentence of Section 9.04(a) (Successors and Assigns) is hereby amended and restated in its entirety to provide as follows:
The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, other than the Holding Assumption Transaction, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower other than the Holding Assumption Transaction without such consent shall be null and void).
(k)    Each Guarantee executed and delivered pursuant to, as the case may be, the Permitted Reorganization Conditions or the Holding Assumption Conditions, if, as and when, if ever, delivered, shall be a Loan Document.
2.    Amendment Effective Date; Conditions Precedent. The amendments set forth in Paragraph 1, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “First Amendment Effective Date”):
(a)    Officer's Certificate. On the First Amendment Effective Date, after giving effect to the amendments set forth in Paragraph 1, above, (i) there shall exist no Default, and a Financial Officer or other executive officer of the Borrower, on behalf of the Borrower, shall have delivered to the Administrative Agent written confirmation thereof dated as of the First Amendment Effective Date, and (ii) the representations and warranties of the Borrower under Article 3 of the Credit Agreement shall have been reaffirmed in writing as being true and correct in all material respects as of the First Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date).

(b)    First Amendment. The Administrative Agent or the Special Counsel (defined below) shall have received from the Borrower and the Required Lenders either (i) a counterpart of this First Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed signature page of this First Amendment) that such party has signed a counterpart of this First Amendment.
(c)    Corporate Authorization. The Borrower shall have delivered to the Administrative Agent a copy, certified by its Secretary or Assistant Secretary, of its Board of Directors' resolutions authorizing the execution and delivery of this First Amendment and the transactions contemplated hereby.
(d)    Agent Expenses. The Borrower shall have paid or caused to be paid to the Administrative Agent all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of the Special Counsel) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document or under said fee letter agreement.
(e)    Legal Matters. All legal matters incident to this First Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire Sanders (US) LLP, Cleveland, Ohio, special counsel to the Administrative Agent (the “Special Counsel”).
Notwithstanding the foregoing, if the First Amendment Effective Date has not occurred on or before February 3, 2012, this First Amendment (other than Paragraph 5 hereof, which shall be and remain effective in any event) shall not become effective and shall be deemed of no further force and effect.

3.    No Modifications. Except as expressly provided in this First Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.
4.    Confirmation of Obligations; Release. The Borrower hereby affirms as of the date hereof all of its respective Debt and other obligations to each of the Lender Parties under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Debt and other obligations are owed to each of the Lender Parties according to their respective terms. The Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender Parties of the Debt and other obligations of the Borrower to each of them under and pursuant to the Credit Agreement or any of the other Loan Documents.
5.    Administrative Agent's Expense. The Borrower agrees to reimburse the Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this First Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.
6.    Governing Law; Binding Effect. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.
7.    Counterparts. This First Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this First Amendment by delivering by facsimile or email transmission a signature page of this First Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this First Amendment.
8.    Miscellaneous.
(a)    Upon the effectiveness of this First Amendment, this First Amendment shall be a Loan Document.
(b)    The invalidity, illegality, or unenforceability of any provision in or Obligation under this First Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this First Amendment or of such provision or obligation in any other jurisdiction.
(c)    This First Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this First Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party's counsel drafted this First Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this First Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this First Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.
9.    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS FIRST AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRAIL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS FIRST AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HERBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION , SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FIRST AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATION IN THIS SECTION.
[No additional provisions are on this page; the page next following is the signature page.]

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have hereunto set their hands as of the date first above written.

BORROWER

UNITED FIRE & CASUALTY COMPANY

By:    /s/ Dianne M. Lyons
Dianne M. Lyons, Vice President / CFO

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender and Letter of Credit Issuer

By:    /s/ Thomas J. Purcell
Thomas J. Purcell, Senior Vice President

LENDERS

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:    /s/ Thomas J. Purcell
Thomas J. Purcell, Senior Vice President

[Lender Signatures Continued]

BANKERS TRUST COMPANY, as Lender and Syndication Agent

By:     /s/ Patrick Deignan
Name: Patrick Deignan
Title: Executive Vice President

[Lender Signatures Continued]

THE NORTHERN TRUST COMPANY, as Lender

By:
Name:
Title:

[Lender Signatures Continued]

CEDAR RAPIDS BANK AND TRUST COMPANY, as Lender

By:     /s/ Patricia L. Ellison
Name: Patricia L. Ellison
Title: Senior Vice President

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